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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OGE Energy Corp. for the registration of $130,000,000 of its Debt Securities and Common Stock and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of OGE Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Oklahoma City, Oklahoma
April 11, 2003